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                    Nicholas-Applegate Institutional Funds
                         600 West Broadway, 30th Floor
                          San Diego, California 92101


February ___, 2006


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101

Ladies and Gentlemen:

     This will confirm our agreement that Schedule A to the Administration Agreement between us dated January 1, 2006 is hereby amended. The full list of Funds covered by the Agreement and the annual expenses with respect to each such Fund shall be as set forth on Schedule A hereto.

     In all other respects, the Administration Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                             Very truly yours,



                             Deborah A. Wussow
                             Assistant Secretary



AGREED:
Nicholas-Applegate Capital Management



By:
    ------------------------------
    Charles H. Field, Jr.
    General Counsel

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                                  SCHEDULE A
                            ADMINISTRATION AGREEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS


                            I CLASS (%) - FEE RATES

FUND                                  CORE        OTHER
                                    EXPENSES     EXPENSES      TOTAL
US Mini Cap Growth                    0.20%        0.36%        0.56%
US Emerging Growth                    0.20%        0.25%        0.45%
US Traditional SMID Growth            0.20%        0.20%        0.40%
US Small Cap Value                    0.20%        0.35%        0.55%
US Large Cap Value                    0.20%        0.16%        0.36%
US Systematic Large Cap Growth        0.20%        0.47%        0.67%
US Systematic SMID Growth             0.20%        0.43%        0.63%
US Convertible                        0.12%        0.35%        0.47%
Global Select                         0.15%        0.35%        0.50%
International Growth                  0.50%        0.39%        0.89%
International Growth Opportunities    0.30%        0.42%        0.72%
International All Cap                 0.20%        0.10%        0.30%
Emerging Markets Opportunities        0.20%        0.45%        0.65%
International Systematic              0.20%        0.30%        0.50%
US High Yield                         0.10%        0.13%        0.23%


                          II CLASS (%) - FEE RATES

FUND                                  CORE        OTHER
                                    EXPENSES     EXPENSES      TOTAL
US Mini Cap Growth                    -            0.31%        0.31%
US Emerging Growth                    0.05%        0.25%        0.30%
US Traditional SMID Growth            0.05%        0.20%        0.25%
US Small Cap Value                    0.10%        0.35%        0.45%
US Large Cap Value                    0.05%        0.16%        0.21%
US Systematic Large Cap Growth        0.05%        0.47%        0.52%
US Systematic SMID Growth             0.05%        0.38%        0.43%
US Convertible                        0.07%        0.30%        0.37%
Global Select                         0.10%        0.35%        0.45%
International Growth                  0.10%        0.39%        0.49%
International Growth Opportunities    0.15%        0.42%        0.57%
International All Cap                 0.05%        0.10%        0.15%
Emerging Markets Opportunities        0.05%        0.45%        0.50%
International Systematic              0.05%        0.30%        0.35%
US High Yield                         0.05%        0.13%        0.18%

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                        III CLASS (%) - FEE RATES

FUND                                  CORE        OTHER
                                    EXPENSES     EXPENSES      TOTAL
US Mini Cap Growth                    0.05%        0.36%        0.41%
International Growth Opportunities    0.10%        0.42%        0.52%


                        IV CLASS (%) - FEE RATES

FUND                                  CORE        OTHER
                                    EXPENSES     EXPENSES      TOTAL
International Growth Opportunities    0.05%        0.42%        0.47%




                             R CLASS (%) - FEE RATES

FUND                                  CORE        OTHER
                                    EXPENSES     EXPENSES    12b-1 FEE    TOTAL
US Emerging Growth                    0.20%        0.25%        0.25%      0.70%
US Traditional SMID Growth            0.20%        0.20%        0.25%      0.65%
US Small Cap Value                    0.20%        0.35%        0.25%      0.80%
US Large Cap Value                    0.20%        0.16%        0.25%      0.61%
US Systematic Large Cap Growth        0.20%        0.47%        0.25%      0.92%
US Systematic SMID Growth             0.20%        0.43%        0.25%      0.88%
Global Select                         0.15%        0.35%        0.25%      0.75%
International Growth                  0.50%        0.39%        0.25%      1.14%
International All-Cap                 0.20%        0.10%        0.25%      0.55%
Emerging Markets Opportunities        0.20%        0.45%        0.25%      0.90%
International Systematic              0.20%        0.30%        0.25%      0.75%
US High Yield                         0.10%        0.13%        0.25%      0.48%